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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                   Date of Report:           March 28, 2001
               Date of earliest event reported:   March 28, 2001


                          Commission file number 1-655


                               MAYTAG CORPORATION

   A Delaware Corporation       I.R.S. Employer Identification No. 42-0401785


                403 West Fourth Street North, Newton, Iowa 50208


                  Registrant's telephone number:  641-792-7000



                                      N/A
         (Former name or former address, if changed since last report.)

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Item 5.  Other Events

On March 27, 2001, Maytag Corporation indicated it expects to recognize a tax benefit in the first quarter of approximately $42 million, or $ 0.53 per share, associated with an Internal Revenue Service audit settlement. Maytag also said it expects earnings per share in the quarter, excluding the impact of the tax benefit, to be improved over the fourth quarter of 2000, as it had previously indicated, however, stated it will be a challenge to achieve the current consensus estimate of $0.45 per share as reported by First Call.

Item 7.  Financial Statements and Exhibits

(c) Exhibits.

The exhibits accompanying this report are listed in the accompanying Exhibit Index.


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Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                              Maytag Corporation
                                              (Registrant)

                                              By:   /s/ S. H. Wood

                                              S. H. Wood
                                              Executive Vice President and
                                              Chief Financial Officer



    March 28, 2001
      (Date)


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EXHIBIT INDEX

The following exhibit is filed herewith.


Exhibit No.              Exhibit

99(a)               Press Release.


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